Exhibit 10.4

Exclusive Technical and Consulting Service Agreement

This Exclusive Technical and Consulting Service Agreement (Agreement), dated as of June 9, 2011, is made in Beijing by and between the following parties (Parties):

Party A: Lanting Jishi Trade (Shenzhen) Co., Ltd.
Address: 35F (D, E), Fortune Building, Futian Central District, Shenzhen
Legal Representative: Xin Wen

Party B: Shenzhen Lanting Huitong Technologies Co., Ltd.
Address: 35F (B, C), Fortune Building, Futian Central District, Shenzhen
Legal Representative: Xin Wen

Whereas:

1)                                      Party A is a wholly foreign-owned enterprise registered in the People’s Republic of China (PRC), and has extensive resources for providing technical and consulting services.

2)                                      Party B is a limited liability company registered in China and engages in software development, research and development of Internet system platforms, and computer technology consulting services.

NOW THEREFORE, through friendly consultations and based on the principles of equality and mutual benefit, Party A and Party B agree as follows:

1.                                      Technical and Consulting Services; Title and Exclusive Interests

1.1                                 During the term of this Agreement, Party A agrees to provide Party B with the technical and consulting services listed in Appendix I in accordance with the terms and conditions of this Agreement.

1.2                                 Party B hereby agrees to accept such technical and consulting services. Party B further agrees not to accept any technical and consulting service from any third party for the aforesaid business without the prior written consent of Party A during the term of this Agreement.

1.3                                 Party A shall be the sole and exclusive owner of all rights, titles, interests and intellectual property rights arising from the performance of this Agreement, including without limitation any copyright, patent, know-how and trade secret developed by Party A or Party B on the basis of Party A’s intellectual property rights.

2.                                      Calculation and Payment of Technical and Consulting Service Fees (Fees)

2.1                                 The Parties agree that the Fees payable to Party A for its provision of services to Party B under this Agreement (Service Fee) shall be equal to the amount of Party B’s operating revenue for the then current quarter after the deduction of:

(1) working capital necessary for the maintaining of the daily operations of Party B; and (2) the amount of cash required for Party B’s capital expenditures.

2.2                                 The Service Fee shall be paid on a quarterly basis at the end of each quarter. Within 20 days of the end of each quarter, Party B shall provide Party A with a statement on the Service Fee for that period. Subject to Article 2.3, Party A shall deliver a Service Fee payment notice on the basis of such statement and Party B shall pay the Service Fee within 10 days after receipt of such notice.

2.3                                 Party B shall permit Party A and/or one or more agent(s)designated by Party A to review, upon reasonable notice and at reasonable times during normal business hours, Party B’s relevant books and records in order for the Service Fee to be verified. The Service Fee shall be subject to adjustments based on the results of such audit.

3.                                      Representations and Warranties

3.1                                 Party A hereby represents and warrants that:

3.1.1                        it is a company duly registered and validly existing under PRC law;

3.1.2                        it is duly authorized to perform this Agreement within its authority and business scope, and has obtained all necessary corporate and government consents and approvals (if any). The performance of this Agreement does not violate any applicable law or contract binding on Party A.

3.1.3                        This Agreement, once executed, will constitute a legal, valid and binding agreement of Party A enforceable against Party A in accordance with its terms.

3.2                                 Party B hereby represents and warrants that:

3.2.1                        it is duly authorized to perform this Agreement within its authority and business scope, and has obtained all necessary corporate and government consents and approvals (if any). The performance of this Agreement does not violate any applicable law or contract binding on Party B.

3.2.2                        This Agreement, once executed, will constitute a legal, valid and binding agreement of Party B enforceable against Party B in accordance with its terms.

4.                                      Confidentiality

4.1                                 Party B shall protect and maintain the confidentiality of the confidential data and information it obtains from Party A hereunder (Confidential Information), and shall not disclose or transfer any Confidential Information to any third party without Party A’s prior written consent. Upon termination or expiry of this Agreement, Party B shall, at Party A’s request, return or destroy any document, material or software which contains the aforesaid Confidential Information, delete the aforesaid Confidential Information from any memory device and cease to use such Confidential Information. Party B may disclose such Confidential Information only to its employees, agents or professional consultants who need to know such information, provided that it shall cause them to comply with the confidentiality obligations hereunder.

4.2                                 Article 4.1 shall not apply to:

4.2.1                        any information that is already known to the public at the time of disclosure;

4.2.2                        any information that becomes known to the public after the disclosure other than as a result of the fault of Party B;

4.2.3                        any information that is proved to have been obtained before the disclosure from any party other than the Parties hereto; or

4.2.4                        any information that is required to be disclosed according to any law or court order or the requirements of any stock exchange or any governmental or regulatory authority, provided that Party B shall, to the extent practicable, provide Party A with the draft of such disclosure and incorporate any revision as reasonably required by Party A.

4.3                                 The Parties agree that this Article shall survive any amendment, cancellation or termination of this Agreement.

5.                                      Indemnity

5.1                                 If any Party hereto breaches this Agreement or any of its representations and warranties herein, the non-breaching Party may by written notice require such breaching Party to rectify its breach, take appropriate measures to avoid, in an effective and timely manner, any damages to the non-breaching Party and resume the performance of this Agreement within 10 days after its receipt of the notice. The breaching Party shall indemnify the non-breaching Party for any loss suffered by it.

5.2                                 Total damages payable by the breaching Party to the non-breaching Party shall be equal to the losses arising out of the breach of this Agreement, including the benefits the non-breaching Party would have received had this Agreement been performed, provided that they shall not exceed the Parties’ reasonable expectations.

5.3                                 Where both Parties breach this Agreement, the Parties shall pay each other such indemnity as determined on the basis of their respective breaches.

6.                                      Effective Date and Term

6.1                                 This Agreement shall become effective as of the date first written above.

6.2                                 This Agreement shall remain effective until the dissolution of Party A in accordance with PRC law unless it is terminated early according to the provisions herein or as agreed upon by the Parties.

7.                                      Termination

7.1                                 Party B shall not terminate this Agreement early during the term hereof. Party A may terminate this Agreement at any time by 30 days prior written notice to Party B.

7.2                                 The Parties’ rights and obligations under Article 4 and Article 5 shall survive any termination of this Agreement.

8.                                      Governing Law and Dispute Resolution

8.1                                 The execution, validity, interpretation and performance of this Agreement and the resolution of any disputes arising from this Agreement shall be governed by the laws of the PRC.

8.2                                 Should any dispute arise in connection with the interpretation or performance of this Agreement, the Parties shall seek to resolve such dispute through friendly consultations.  If such dispute is not so resolved within 30 days after the commencement of consultations, either Party may submit it to the China International Economic and Trade Arbitration Commission in Beijing for arbitration in accordance with its then effective arbitration rules.  The arbitral award shall be final and binding on the Parties.  This article shall survive the expiry or termination of this Agreement.

8.3                                 During the arbitration, the Parties shall continue to perform any provisions which are not related to the matter under arbitration.

9.                                     Force Majeure

9.1                                 If the performance of this Agreement is delayed or impeded by a  Force Majeure Event (as defined below), any Party affected by such Force Majeure Event may be exempted from any liabilities hereunder but only to the extent of such delay or impediment. A “Force Majeure Event” means any event which is unforeseeable or is beyond the reasonable control of the affected Party and cannot be prevented despite reasonable care, including without limitation acts of God, war and riot, provided that in no case may a lack of credit, funds or financing be deemed an event beyond the reasonable control of a Party.  A Party affected by a Force Majeure Event asserting exemption from any obligations under this Agreement or any of the provisions hereof shall promptly notify the other Party of the same and shall further advise the other Party of all the necessary steps to be taken by it in order to resume its performance of such obligations and shall resume the performance of its obligations.

9.2                                 Provided that a Party affected by a Force Majeure Event has used its reasonable and practicable efforts to perform this Agreement and overcome such Force Majeure Event, such Party shall not be held liable for its failure to perform its obligations hereunder to the extent that such performance of its obligations has been delayed or impeded by such Force Majeure Event. Upon the cessation of a Force Majeure Event, the affected Party shall immediately resume its performance of this Agreement.

10.                               Notices

All notices given in connection with the exercise of any right or performance of any obligation hereunder shall be in writing and shall be delivered to the following addresses of the relevant Party either in person, or by registered mail, or by generally accepted courier service, or by fax.

Party A:
Address: 35F (D, E), Fortune Building, Futian Central District, Shenzhen
Zip Code: 518040
Attention: Xin Wen
Fax: 0755-8324100

Party B and Shareholders:
Address: 35F (B, C), Fortune Building, Futian Central District, Shenzhen
Zip Code: 518031
Attention: Xin Wen
Fax: 0755-8324100

11.                               Transfer

Party B may not transfer its rights or obligations hereunder to any third party without Party A’s prior written consent. Party A may transfer its rights or obligations hereunder to any third party without Party B’s consent but shall notify Party B of the same.

12.                               Severability

Any provision hereof held invalid or unenforceable according to the provisions of applicable laws shall be deemed removed from this Agreement and voided, as if such provision had never been contained herein, but the balance of the provisions of this Agreement shall remain in force and effect. The Parties shall replace such removed provision with a lawful and valid provision which reflects to the fullest extent possible the Parties’ original intention with respect to such removed provision.

13.                              Amendment and Supplement

13.1                           This Agreement and any other agreements and/or documents contained or expressly included herein constitute the entire agreement with respect to the subject matter hereof and shall supersede all prior agreements, contracts, understandings and communications, either written or oral, between the

Parties with respect to the same. This Agreement shall amend and restate Exclusive Technical and Consulting Service Agreement dated October 23, 2008 by and between the Parties.

13.2                           Any amendment or supplement to this Agreement may be effected only by written instrument executed by each of the Parties. Such duly executed instrument of amendment or supplement shall be an integral part of this Agreement and shall have the same legal force and effect as this Agreement.

14.                               Further Assurance

Each Party shall, to the extent of its powers, execute all such instruments and do all such acts as may be necessary for the effectiveness of the provisions of this Agreement or the grant of all of its rights hereunder to the other Party.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed by their duly authorized representatives on the date first indicated above.

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(Signature Page)

Party A: Lanting Jishi Trade (Shenzhen) Co., Ltd. (Company Seal)

By:	/s/Xin Wen
Authorized Representative: Xin Wen

Party B: Shenzhen Lanting Huitong Technologies Co., Ltd. (Company Seal)

By:	/s/Xin Wen
Authorized Representative: Xin Wen

Appendix 1:

List of Technology and Consulting Services

Party A shall provide Party B with the following technology and consulting services:

1.                                                 Maintenance of computer rooms and  websites;

2.                                                 Provision of technology platforms required for operations;

3.                                                 Provision and maintenance of office networks;

4.                                                 Conception, configuration, design, updating and maintenance of web pages;

5.                                                 Maintenance of customer service platforms;

6.                                                 Employee training;

7.                                                 Advertisements, publicity and promotions;

8.                                                 Provision of logistics support for product sales and services, including post-sale services;

9.                                                 Establishment and support of a stable sales network;

10.                                           Public relations services; and

11.                                           Other services agreed by the Parties.